UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Sale of Common Stock by Executive Officers

On December 3, 2004, certain executive officers of CPSI, sold an aggregate of 208,500 shares of CPSI common stock owned by them in open market transactions. The net proceeds of this sale will be used by each officer primarily to reduce or eliminate the amounts outstanding under loans with third party lenders incurred to finance the purchase of shares of CPSI common stock in 1999 and 2001. After this sale, each executive officer of CPSI will continue to hold a significant amount of CPSI common stock. The name and title of each executive officer participating in the sale, the number of shares of common stock sold by each officer and the number of shares of common stock beneficially owned by each officer after the sale are set forth as follows:

Executive Officer	Shares Sold	Shares Beneficially Owned After Sale
David A. Dye President and Chief Executive Officer	68,000	147,000	[1]

J. Boyd Douglas Executive Vice President and Chief Operating Officer	45,000	170,700	[2]

M. Stephen Walker Vice President – Finance and Chief Financial Officer	37,000	63,000

Patrick Immel Vice President – Information Technology Services	33,500	62,300	[3]

Victor S. Schneider Vice President – Sales and Marketing	25,000	50,200	[4]

[1]	Includes 72,000 shares owned by Mr. Dye’s wife.
[2]	Includes 100 shares owned by Mr. Douglas’ wife and 600 shares held in custodial accounts for the benefit of his three children.
[3]	Includes 300 shares held in custodial accounts for the benefit of Mr. Immel’s three children.
[4]	Includes 200 shares held in custodial accounts for the benefit of Mr. Schneider’s two children.

Rule 10b5-1 Trading Plan

On December 1, 2004, John Morrissey, Chairman of the Board of Directors of Computer Programs and Systems, Inc. (“CPSI”), entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Plan has a term of 7 months and expires on June 2, 2005. During the term of the Plan, the selected broker is authorized to sell up to 25,000 shares of Mr. Morrissey’s CPSI common stock at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan. Mr. Morrissey entered into this Plan in order to diversify his financial holdings. Under the Plan, Mr. Morrissey will have no control over the timing of any sales of his CPSI common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND
SYSTEMS, INC.

Date: December 6, 2004	By:	/s/ David A. Dye
David A. Dye
President and Chief Executive Officer